UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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On November 17, 2021, Comtech Telecommunications Corp. gave an investor presentation, also available via webcast, at the Southwest IDEAS Investor Conference in Dallas, Texas. A copy of the presentation slides can be found below:

This presentation reflects information as of October 4, 2021 Investor Presentation Southwest IDEAS Conference November 2021

Content 1. Cautionary Statements and Disclaimers 2. Introduction, Q4 2021 and FY2021, and FY2022 Initial Targets 3. About Us and Independent Market Studies 4. Additional Financial Data 5. Reconciliation of GAAP to Non - GAAP Financial Measures 2

Cautionary Statement Regarding Forward - Looking Statements 3 Certain information in this presentation contains forward - looking statements, including, but not limited to, information relating to Comtech’s future performance and financial condition, plans and objectives of Comtech’s management and Comtech's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under Comtech's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of Comtech's management to be materially different from the results, performance or other expectations implied by these forward - looking statements . Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward - looking statements, which generally are not historical in nature . Forward - looking statements could be affected by factors including, without limitation : the possibility that the expected synergies and benefits from recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods ; the risk that acquired businesses will not be integrated with Comtech successfully ; the possibility of disruption from recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel ; the risk that Comtech will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins ; the nature and timing of receipt of, and Comtech’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results ; the timing and funding of government contracts ; adjustments to gross profits on long - term contracts ; risks associated with international sales ; rapid technological change ; evolving industry standards ; new product announcements and enhancements ; changing customer demands and or procurement strategies ; changes in prevailing economic and political conditions ; changes in the price of oil in global markets ; changes in foreign currency exchange rates ; risks associated with legal proceedings, customer claims for indemnification and other similar matters ; risks associated with Comtech's obligations under its Credit Facility ; risks associated with large contracts ; risks associated with the COVID - 19 pandemic and related supply chain disruptions ; and other factors described in this and Comtech's other filings with the SEC . Comtech does not undertake any duty to update any forward - looking statements contained herein .

Use of Non - GAAP Financial Measures In order to provide investors with additional information regarding the Company’s financial results, this presentation contains "Non - GAAP financial measures" under the rules of the SEC . The Company’s Adjusted EBITDA is a Non - GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write - off of deferred financing costs, interest expense, amortization of stock - based compensation, amortization of intangible assets, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, restructuring costs, COVID - 19 related costs, strategic emerging technology costs (for next - generation satellite technology), facility exit costs and strategic alternatives analysis expenses and other . The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies . Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts . The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company’s performance and comparability of its results with other companies . The Company’s Non - GAAP financial measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as described in the Reconciliation of GAAP to Non - GAAP Financial Measures section of this presentation . These Non - GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP . These measures are adjusted as described in the Reconciliation of GAAP to Non - GAAP section, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non - recurring . Non - GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP . Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings . The Company has not quantitatively reconciled its fiscal 2022 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock - based compensation, adjustments to the provision for income taxes, amortization of intangibles, interest expense and estimated proxy solicitation costs, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted . For example, quantification of stock - based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable . Accordingly, reconciliations to the Non - GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results . 4

Legacy of Complex Problem Solving Innovative Solutions for Commercial and Government Customers Thought Leader in Secure Wireless Communications Comtech - Connections that Matter® Note See Reconciliation of GAAP to Non - GAAP Financial Measures section of this presentation for the reconciliation from US GAAP to Ad justed EBITDA, which is a Non - GAAP financial measure.  We are a leading global provider of next - generation 911 emergency systems and secure wireless communications technologies  We are known for solving complex problems  We have over 400+ engineering professionals  We have generated profits and cash flows and paid dividends 45 quarters in a row  With approximately $1.1 billion of backlog and contracts in place, we have strong visibility into the future  We believe our long - term fundamentals remain strong and we are well - positioned for growth  President and COO Michael Porcelain to become Chief Executive Officer by December 31, 2021 5

Overview of Q4 QTD and YTD FY21 Performance



Q4 Quarter-to-Date

Commercial Solutions
Revenue $99.2M
Adjusted EBITDA $20.2M
Adjusted EBITDA 20.4%

Government Solutions
Revenue $46.6M
Adjusted EBITDA $2.4M
Adjusted EBITDA 5.2%

Year-to-Date

Commercial Solutions
Revenue $360.1M
Adjusted EBITDA $66.3M
Adjusted EBITDA 18.4%

Government Solutions
Revenue $221.5M
Adjusted EBITDA $16.3M
Adjusted EBITDA 7.4%

% of Revenue


68.0%
32.0%


61.9%
38.1%

Sales by Customer Type


Domestic
44.9%
28.0%
27.1%
Intl
U.S. Govt


Domestic
41.5%
23.9%
34.6%
Intl
U.S. Govt

Q4 Financial Performance

- Q4 FY 2021 Revenue was $145.8 million
- GAAP Operating Income of $9.7 million includes:
  - acquisition plan expenses of $0.5 million,
  - restructuring costs of $1.6 million,
  - COVID-19 related costs of $0.5 million,
  - amortization of $5.3 million,
  - depreciation of $2.1 million, and
  - stock-based compensation of $6.8 million
- Adjusted EBITDA[1] (non-GAAP) of $26.4 million or 18.1% of net sales
- GAAP diluted net income per share of $0.28
- Non-GAAP diluted net income per share[2] of $0.23



(1) Adjusted EBITDA represents earnings (loss) before income taxes, interest (income) and other, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, restructuring costs, COVID-19 related costs, strategic emerging technology costs, facility exit costs and strategic alternatives analysis expenses and other.

(2) See Reconciliation of GAAP to Non-GAAP Financial Measures section of this presentation for the reconciliation of GAAP earnings per diluted share to Non-GAAP earnings per diluted share.

COMTECH

6

Revenue and Adjusted EBITDA Trends

(USD in Millions)



Comtech Acquires TCS
Impacted by COVID-19
Revenue (2)
2016 to 2019 CAGR: 17.8%
$ 411.0M
$ 550.4M
$ 570.6M
$ 671.8M
$ 616.7M
$ 581.7M
Guidance $580.0M to $600.0M
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
FY 2021
FY 2022
Adjusted EBITDA (2) (3)
2016 to 2019 CAGR: 24.8%
$ 48.1M
$ 70.7M
$ 78.4M
$ 93.5M
$77.8M
$ 76.5M
Guidance $70.0M to $76.0M
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
FY 2021
FY 2022
~12%
~13%
~14%
~14%
~13%
~13%
~12%

- Reflects strong backlog and sales pipeline, offset by impacts of COVID-19 and timing considerations associated with tightening global supply chain constraints
- Reflects the recently completed withdrawal of U.S. troops from Afghanistan and other U.S. government program changes
- Cautiously anticipate that supply chain constraints will ease during the second half of fiscal 2022
- Satellite networking products, Next Generation 911 systems, important contract awards and demand for new products (COMET™) create strong prospects for future growth
- Continued investments in R&D and marketing to support long-term growth
- Room for improved margins as we focus on efficiencies and greater scale

Notes
(1) Comtech's fiscal year end is July 31.
(2) See Reconciliation of GAAP to Non-GAAP Financial Measures section of this presentation for the reconciliation from US GAAP to Adjusted EBITDA.

7

We Have Visibility to Over $1.1 Billion of Future Revenue Commercial Solutions Government Solutions $526.4M $729.4M $132.5M $399.5M $203.0M $267.0M Backlog Contracts in Place, Not in Backlog Revenue Visibility $658.9M ~ $1.1B +++ $470.0M As of July 31, 2021 As of July 31, 2021 (1) Notes (1) Examples of contracts in place, but not in backlog, include the unfunded portions of the U.S. Marine Corps troposcatter s ubc ontract, U.S. Army GTACS contracts, and Next Generation 911 services contracts, including the states of Arizona, Iowa, South Carolina and Washington, and the Common wealth of Pennsylvania. As of July 31, 2021 8 Plus potentially “hundreds of millions” associated with a large multi - year agreement for next - generation satellite technology

Revenue $580.0M - $600.0M Adjusted EBITDA (1) $70.0M - $76.0M FY 2022 Targets (1) Adjusted EBITDA represents earnings (loss) before income taxes, interest (income) and other, write - off of deferred financing cos ts, interest expense, amortization of stock - based compensation, amortization of intangibles, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, restructuring costs, COVID - 19 related costs, strategic emerging technology costs, facility exit costs and strategic alternatives analysis expenses and other. • Reflects strong backlog and sales pipeline, offset by impacts of COVID - 19, timing considerations associated with tightening glob al supply chain constraints and recently completed withdrawal of U.S. troops from Afghanistan and other U.S. government program changes • We expect Commercial Solutions segment net sales to be higher than the amount we achieved in fiscal 2021 • We expect Government Solutions segment net sales to be lower than the amount we achieved in fiscal 2021 • Financial performance is expected to be significantly lower in the first half of fiscal 2022 with quarterly results expected to build sequentially throughout the year, with Q4 being the peak • Consolidated Q1 fiscal 2022 net sales and Adjusted EBITDA are expected to approximate $115.0 million and $3.0 million, respectively • We expect restructuring costs, greater than normal proxy solicitation related costs, and ongoing higher production, logistic and safety - related costs resulting from COVID - 19 . FY 2022 is also likely to be impacted by expenses associated with the appointment of a new CEO • We expect our gross margin percentage to approximate 36.0% to 37.0% • Amortization of intangible assets is expected to approximate $22.0M • Amortization of stock - based compensation expense is expected to range from approximately $12.0M to $14.0M • Interest expense (including amortization of deferred financing costs) is expected to approximate $6.5M • Our effective income tax rate is expected to approximate 22.0% • Adjusted EBITDA margin is expected to approximate 12.0% when using the midpoints of our 2022 targeted range for Net Sales and Adjusted EBITDA Comments on FY 2022 Targets $ millions Comments and Financial Targets for Fiscal 2022 9

11/17/2021 1:25:12 PM 10 About Us

Comtech Has Been Transformed into a Secure Wireless Technology Leader

Approximately $372M or 64% of our FY 2021 revenues did not exist in FY 2015

FY 2015: Awarded multi-million dollar award for solid-state power amplifiers for in-flight entertainment and communications applications.

2016: Awarded $45.0M contract to provide statewide Next Generation 911IP Network and announces the availability of Heights Networking Platform Release 2.4.

2018: Awarded $134.0M contract to provide 911 public safety and location technologies to a U.S. Wireless Carrier and $59.0M strategic IDIQ contract from U.S. Navy for next generation satellite ground station equipment.

2018: Received 3-year $123.6M contract award to provide sustainment services for U.S. Army's SNAP terminals (VSAT).

2019: Wins a 5-year $100.0M contract to develop a NG 911 system for Mass.

2020: Wins $211.0M contract to supply equipment in support of U.S. Marine Corps Next Generation Troposcatter Systems.

2020: Wins statewide contract valued at up to $54.0M to design, deploy, and operate NG 911 services for the State of South Carolina.

2021: Secured over $200.0M of NG 911 contract wins with the Commonwealth of Pennsylvania and states of Arizona and Iowa.

2021: Wins multi-year agreement, enabling a large new customer to order hundreds of millions of dollars of our next-generation satellite earth station technology. Initial $13.0M order received.

2022: Awarded 5-year $125.0M IDIQ contract for Joint Cyber Analysis Course Training solutions for the Federal Government.

FY 2015 — 2016 — 2018 — 2019 — 2020 — 2021 — 2022

2021 Revenues of $581.7M

Leading global provider of satellite ground station equipment

Significant market share in routing of U.S. wireless 911 calls

Leader in statewide deployments of NG-911 systems

FY 2014 - 2015: Explored strategic alternatives to enhance shareholder value but decided to remain independent. Shortly after, Fred Kornberg was named Executive Chairman, Stan Sloane named CEO and President with Mike Porcelain remaining as CFO.

2016: Announces the acquisition of TeleCommunication Systems, Inc. for $423.6M.

In September 2016, Stan Sloane left the Company and Fred Kornberg renamed CEO.

2018: Michael Porcelain promoted to COO and Michael Bondi promoted to CFO.

2019: Announces the acquisition of Solacom Technologies, Inc. (911 Call Handling solutions).

2019: Announces the acquisition of Next Generation 911 Business from General Dynamics.

2020: Michael Porcelain promoted to President in addition to COO.

2020: Announces the acquisitions of CGC Technology Limited (Antennas) and Next-Gen 911 Solutions.

2020: Introduces the COMET™, the world's smallest over-the-horizon microwave troposcatter terminal.

2021: Announces the acquisition of UHP Networks Inc. (Satellite TDMA Network Solutions).

2022: Michael Porcelain appointed CEO, will continue as President and join the Board.

11

COMTECH

We Are Well Positioned to Exploit an Inflection Point in the Satcom Industry “One - Stop - Shop” Approach Allows Comtech To Maximize Long - Term Market Growth Opportunities Satellite Cellular for 3G/4G/5G Complete Solutions Portfolio Deep, Global Market Access R&D and Distribution Scale Government & Defense Mobility / In - Flight (IFC) Accelerating Growth of Low - Cost Bandwidth Supply Incumbent GEO & MEO Satellite Operators New HTS & VHTS Satellites Emerging LEO & MEO Satellite Systems We Are a Leading Global Provider of Satellite Ground Station Equipment Including: Satellite Modems, Satellite Amplifiers and Satellite Antennas Market dynamics provide excellent backdrop for extending Comtech’s satellite technology leadership A True Market Leader in Satellite Cellular Backhaul for 3G/4G and 5G Large Presence with U.S. Government Rapidly Growing Connectivity Demand 12

Comtech Delivers the Most Important Call You Will Ever Make 800+ PSAPs 60M+ Pop. 9 Statewide 6 R egional 5,600+ PSAPs 220M+ Subs 4,600+ PSAPs 5 0M+ Subs Supporting Next Generation Upgrades and 911 End - to - End Solutions Wireless 911 Solutions NG 911 Solutions VOIP 911 Solutions “Comtech offers the most comprehensive end - to - end in - house technical capabilities in the market and a full portfolio of NG9 - 1 - 1 products, services and system integration capabilities.” – Frost & Sullivan 13 Incident  Call  Carrier Network  Emergency Network  PSAP Notes (1) Pop. = Population; Subs = Subscribers; PSAPs = Public Safety Answering Points

Comtech's Technologies Advance Mission Critical Networks and Modernization

The Ongoing Proliferation of Connected Devices Requires Network Enhancements for Speed, Accuracy, Safety and Connectability



Comtech's Networking Platform provides distinct advantages for High Throughput Satellites, scaling from tens to thousands of sites.



Comtech's unique TDMA and SCPC technology, used in VSAT platforms, has software defined network functionality that offers best-in-class support for very large networks.

Proliferation Of Networks

Comtech provides premier cybersecurity training for the U.S. Government and 911 public safety agencies.



Solacom

Comtech's NG911 and Trusted Location offerings support public safety networks.





CYBRScore
63

14

“Hundreds of Millions” Multi - Year Agreement for Next - Gen Satellite Technology Rapidly Growing Connectivity Demand 15  We anticipate incurring strategic and “start - up” emerging technology costs for next - generation satellite technology.  Spending will advance our solution offerings to be used on new broadband satellite constellations.  Thousands of new LEO, MEO and even GEO satellites are expected to be launched over the next few years.  Satellite constellations will provide internet access across the world and support increasing demand for data transmission.  Constellations will be supported by equipment that we provide, including ground station equipment, X/Y antennas, modems and amplifiers.  In Q4 of fiscal 2021, we were awarded a $13 million multi - year agreement, enabling a large new customer to order hundreds of millions of dollars of our next - generation satellite earth station technology.  Great strategic win and o ptimistic on future orders.

Comtech’s Two Segments Have Common Capabilities We leverage several key competencies, including R&D and engineering, across both segments to deliver superior capabilities to customers Secure Wireless Technology Communications Commercial Solutions Revenue $360.1M 61.9 % of Total Adjusted EBITDA $66.3M 18.4 % Adjusted EBITDA Margin Geography / Customer Type U.S. Government: 14.7% Domestic: 58.5% International: 26.8% Government Solutions Revenue $221.5M 38.1 % of Total Adjusted EBITDA $16.3M 7.4 % Adjusted EBITDA Margin Geography / Customer Type U.S. Government: 66.8% Domestic: 14.1% International: 19.1% Customer Examples Customer Examples Fiscal 2021 Customer Type as a % of Consolidated Revenue Market Leadership Positions Shared Relationships with Blue - Chip Customers 34.6% 41.5% 23.9% Domestic International U.S. Government Fiscal 2021 Results: Fiscal 2021 Results : 16

The Satellite Ground Station Equipment Market is Expected to Grow $- $100 $200 $300 $400 USD millions 2019 - 2029 Market Growth by Application Cellular Backhaul Baseband Equipment IP Content Distribution Aeronautical Satcom Earth Stations Enterprise VSAT Maritime Satcom M2M Land-Mobile Trunking $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 USD millions Market by Equipment Type VSAT platforms Antennas RF Chains Source: NSR – Global Satellite Ground Segment 5 th (Dec 2020) Comtech Strategic Position • #1 Provider of SCPC modems. • Leading provider of SATCOM amplifiers. • Entered into fixed X/Y satellite antenna market in 2020 via acquisition of CGC. High - Performance SCPC Modems Solid - State and Traveling Wave Tube Amplifiers Innovative & Scalable TDMA Modems 17 Satellite Ground Station Products and Space Components U.S. Army SNAP 850+ Systems Deployed Over - the - Horizon Microwave Systems XY Antenna

Comtech is a Leader in the 911 NextGen Public Safety Market • Frost & Sullivan names Comtech as the fastest growing NG911 provider in the U.S. • Key NG - 911 wins: Massachusetts, Pennsylvania, South Carolina, Arizona, Iowa, Washington, Maine, Ohio. • Comtech also has a small but growing market share in the call handling market. Comtech Strategic Position Source: Frost & Sullivan 18 Software for Cellular 911 Call Routing and Next Generation 911 Software that Generates the Triangle & Dot for Advanced Location Mapping

x Entry into the 911 public safety and location markets and significantly strengthened our U.S. Government business, created scale and diversified earnings x Further expanded presence in growing 911 public safety market and increased recurring revenues x Helped secure a five - year $100.0M contract to develop and maintain a cloud - based NG - 911 platform for a northeastern state in the U.S. Recent Successful Transactions Rationale and Highlights Feb 2016 $423.6M TCS is a leading provider of 911 public safety services, trusted location and satellite - based mission critical solutions Feb 2019 $31.5M Solacom is a leading provider of Next Generation 911 solutions for public safety agencies Apr 2019 $11.0M GD NG - 911 offers a 911 emergency communications system to state and local government clients Extensive Acquisition Experience with Successful Integrations Comtech Has A Proven Track Record of Successful Acquisitions Jan 2020 $23.7M CGC is a leading provider of high precision full motion fixed and mobile X/Y satellite tracking antenna and radomes x Addresses customer requirements for expected growth in LEO and MEO satellite constellations Acquisition Close Date Purch Price Feb 2020 $1.2M NG - 911, Inc. is a pioneer of Next Generation 911 solutions for public safety in the Midwest x Allows us to cost - effectively expand sales of our industry leading Solacom Guardian call management solutions Mar 2021 $38.0M UHP is a leading provider of innovative and disruptive satellite ground station technology solutions x Expands our product line in the satellite ground station market, with its growing need for reliable, high - capacity satellite equipment, particularly in the VSAT market 19

Strong Visibility with Growing Markets History of Long - Term Capital Return to Stockholders Commitment to Innovation and Engineering Experienced Management Team Market Leadership Positions We Believe the Future is Bright for Many Years to Come 20

Additional Financial Data

2017 2018 2019 2020 2021 $219,501 $225,513 $314,504 $262,985 $221,549 Government Solutions Historical Revenue Results Note (1) Comtech’s fiscal year end is July 31. 2017 2018 2019 2020 2021 $330,867 $345,076 $357,293 $353,730 $360,146 Commercial Solutions $ in 000s $ in 000s 2017 2018 2019 2020 2021 $550,368 $570,589 $671,797 $616,715 $581,695 Consolidated Revenue $ in 000s 22

Historical Bookings & Backlog Note (1) Comtech’s fiscal year end is July 31. (2) See slide 8 for additional information related to funded backlog and unfunded portions of contracts in place. $ in 000s $ in 000s Bookings Total Backlog (2) 2017 2018 2019 2020 2021 $512,593 $755,054 $724,056 $584,448 $623,076 2017 2018 2019 2020 2021 $446,230 $630,695 $682,954 $620,912 $658,896 23 Excludes several “hundreds of millions” of potential orders associated with large multi - year agreement for next - generation satellite technology

Our Customer Base Notes (1) Comtech’s fiscal year end is July 31. (2) Totals may not foot due to rounding . 2017 2018 2019 2020 2021 33% 36% 40% 36% 35% 39% 39% 35% 40% 41% 28% 26% 25% 24% 24% U.S. Government Domestic International 24

Historical Balance Sheet Trends Balance Sheet Notes (1) As defined in our Credit Facility, as amended. Fiscal 2017 and 2018 include capital lease obligations. Excludes insignificant amounts of finance lease obligations. (2) Comtech’s fiscal year end is July 31. 25 Jul. 31, Jul. 31, Jul. 31, Jul. 31, Oct. 31, Jan. 31, Apr. 30, Jul. 31, $ in 000s 2017 2018 2019 2020 2020 2021 2021 2021 Cash and Cash Equivalents 41,844$ 43,484$ 45,576$ 47,878$ 32,468$ 30,934$ 39,198$ 30,861$ Working Capital 96,833 114,477 134,967 117,385 104,995 102,209 93,584 83,935 Total Assets 832,063 845,157 887,711 929,647 918,511 946,595 998,592 993,111 Current and Long-Term Debt (1) 195,802$ 167,899$ 165,000$ 149,500$ 217,000$ 208,000$ 215,000$ 201,000$ Stockholders' Equity 480,150 505,684 535,082 549,299 460,152 463,284 491,622 500,719 Total Capitalization 675,952$ 673,583$ 700,082$ 698,799$ 677,152$ 671,284$ 706,622$ 701,719$

Historical Research and Development Expense Notes (1) Research and development expense includes company - funded and customer - funded. (2) Comtech’s fiscal year end is July 31. 2017 2018 2019 2020 YTD 2021 $81,310 $70,793 $71,086 $64,103 $62,783 $ in 000s Research and Development Expense 26

Recent Quarterly Operating Results Q4 Q1 Q2 Q3 Q4 $ in 000s 2020 2021 2021 2021 2021 Revenue Commercial Solutions 84,983$ 81,802$ 87,825$ 91,364$ 99,154$ Government Solutions 64,690 53,416 73,467 48,012 46,655 Total Revenue 149,673$ 135,218$ 161,292$ 139,376$ 145,809$ Net Income (Loss) 1,126$ (85,840)$ 4,205$ 792$ 7,363$ Adjusted EBITDA 23,532$ 14,284$ 18,059$ 17,730$ 26,446$ % of Revenue GAAP Gross Profit 33.2% 37.1% 34.5% 38.0% 37.8% Adjusted EBITDA (2) 15.7% 10.6% 11.2% 12.7% 18.1% Notes (1) Comtech reported an operating loss of $85.7M and a net loss of $85.8M, respectively, for the 3 months ended October 31, 2020 (Q 1 2021). (2) See Reconciliation of GAAP to Non - GAAP Financial Measures section of this presentation for the reconciliation of reported Net In come to Adjusted EBITDA. (3) Comtech’s fiscal year end is July 31. 27

Historical Annual Operating Results $ in 000s 2017 2018 2019 2020 2021 Revenue Commercial Solutions 330,867$ 345,076$ 357,293$ 353,730$ 360,146$ Government Solutions 219,501 225,513 314,504 262,985 221,549 Total Revenue 550,368$ 570,589$ 671,797$ 616,715$ 581,695$ Net Income (Loss) 15,827$ 29,769$ 25,041$ 7,020$ (73,480)$ Adjusted EBITDA 70,705$ 78,374$ 93,472$ 77,803$ 76,519$ % of Revenue GAAP Gross Profit 39.6% 39.2% 36.8% 36.8% 36.8% GAAP R&D Expenses 9.9% 9.4% 8.4% 8.5% 8.4% Adjusted EBITDA (1) 12.8% 13.7% 13.9% 12.6% 13.2% Notes (1) See Reconciliation of GAAP to Non - GAAP Financial Measures section of this presentation for the reconciliation of reported Ne t Income (Loss) to Adjusted EBITDA. (2) Comtech’s fiscal year end is July 31. 28 Impacted by COVID - 19

Market Data

Market Data General Market Information Nasdaq Symbol: CMTL Institutional Holders (2) : 217 52 - Week Range (1) : $13.20 - $30.01 Analyst Coverage: 6 Source: Nasdaq Analysts Notes (1) 52 - week range indicates the high and low closing prices during the period of August 1, 2020 through July 31, 2021. (2) As of October 1, 2021. Institution Analyst Name Citibank N.A. Asiya Merchant Jefferies Group LLC George Notter Noble Capital Markets Joe Gomes Northland Capital Markets Michael Latimore Quilty Analytics Chris Quilty Singular Research LLC Chris Sakai 30

Reconciliation of GAAP to Non - GAAP Financial Measures

Reconciliation of CMTL GAAP to Non-GAAP Financial Measures

Adjusted EBITDA	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Reported net income (loss)	$ 6,388	$ 3,495	$ (3,989)	$ 1,126	$ (85,840)	$ 4,205	$ 792	$ 7,363
Income tax expense (benefit)	1,145	1,117	(759)	787	(2,239)	(155)	316	578
Net interest expense & other	1,727	1,622	1,612	903	2,363	1,352	1,242	1,725
Stock-based compensation expense	879	1,238	981	6,177	699	1,287	1,204	6,793
Depreciation and amortization	7,857	7,950	8,167	8,182	8,118	7,252	7,584	7,445
Estimated contract settlement costs	230	(262)	476	-	-	-	-	-
Acquisition plan expenses	2,389	6,025	5,983	6,357	91,183	3,357	5,267	485
Restructuring costs	-	-	-	-	-	601	594	1,587
COVID-19 related costs	-	-	-	-	-	160	416	470
Strategic emerging technology costs	-	-	-	-	-	-	315	-
Adjusted EBITDA	$ 20,615	$ 21,185	$ 12,471	$ 23,532	$ 14,284	$ 18,059	$ 17,730	$ 26,446

Operating Income	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Operating income (loss)	$ 9,260	$ 6,234	$ (3,136)	$ 2,816	$ (85,716)	$ 5,402	$ 2,350	$ 9,666
Acquisition plan expenses	2,389	6,025	5,983	6,357	91,183	3,357	5,267	485
Restructuring costs	-	-	-	-	-	601	594	1,587
COVID-19 related costs	-	-	-	-	-	160	416	470
Strategic emerging technology costs	-	-	-	-	-	-	315	-
Estimated contract settlement costs	230	(262)	476	-	-	-	-	-
Adjusted operating income	$ 11,879	$ 11,997	$ 3,323	$ 9,173	$ 5,467	$ 9,520	$ 8,942	$ 12,208

Net Income (loss)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Net income (loss)	$ 6,388	$ 3,495	$ (3,989)	$ 1,126	$ (85,840)	$ 4,205	$ 792	$ 7,363
Acquisition plan expenses	1,840	4,639	4,128	4,005	88,270	2,786	4,661	(3,106)
Restructuring costs	-	-	-	-	-	499	526	1,074
COVID-19 related costs	-	-	-	-	-	133	368	337
Strategic emerging technology costs	-	-	-	-	-	-	279	(24)
Estimated contract settlement costs	177	(202)	328	-	-	-	-	-
Interest expense ("ticking fee")	-	-	-	-	1,016	-	-	(133)
Net discrete tax (benefit) expense	(588)	57	713	79	246	(843)	189	697
Adjusted net income	$ 7,817	$ 7,989	$ 1,180	$ 5,210	$ 3,692	$ 6,780	$ 6,815	$ 6,208

Notes
(1) See statement regarding the use of Non-GAAP financial measures in the front and on the last slide of this presentation.
(2) Dollar amounts in thousands. Comtech's fiscal year end is July 31.

32

COMTECH

Reconciliation of CMTL GAAP to Non-GAAP Financial Measures


911

Adjusted EBITDA	2017	2018	2019	2020	2021
Reported net income (loss)	$ 15,827	$ 29,769	$ 25,041	$ 7,020	$ (73,480)
Income tax expense (benefit)	9,654	(5,143)	3,869	2,290	(1,500)
Write-off of deferred financing costs	-	-	3,217	-	-
Net interest expense & other	11,561	10,449	9,280	5,864	6,682
Stock-based compensation expense	8,506	8,569	11,427	9,275	9,983
Depreciation and amortization	37,177	34,730	30,247	32,156	30,399
Estimated contract settlement costs	-	-	6,351	444	-
Settlement of intellectual property litigation	(12,020)	-	(3,204)	-	-
Acquisition plan expenses	-	-	5,871	20,754	100,292
Restructuring costs	-	-	-	-	2,782
COVID-19 related costs	-	-	-	-	1,046
Strategic emerging technology costs	-	-	-	-	315
Facility exit costs	-	-	1,373	-	-
Adjusted EBITDA	$ 70,705	$ 78,374	$ 93,472	$ 77,803	$ 76,519

Earnings (Loss) per Diluted Share	2017	2018	2019	2020	2021
GAAP earnings (loss) per diluted share	$ 0.67	$ 1.24	$ 1.03	$ 0.28	$ (2.86)
Acquisition plan expenses	-	-	0.19	0.53	3.60
Estimated contract settlement costs	-	-	0.20	0.01	-
Net discrete tax benefit (including Tax Reform)	-	(0.49)	(0.12)	(0.05)	(0.06)
Restructuring costs	-	-	-	-	0.08
COVID-19 related costs	-	-	-	-	0.03
Strategic emerging technology costs	-	-	-	-	0.01
Interest expense	-	-	-	-	0.04
Settlement of intellectual property litigation	(0.33)	-	(0.10)	-	-
Write-off of deferred financing costs	-	-	0.10	-	-
Facility exit costs	-	-	0.04	-	-
Non-GAAP earnings per diluted share	$ 0.34	$ 0.75	$ 1.34	$ 0.77	$ 0.86



Notes
(1) See statement regarding the use of Non-GAAP financial measures in the front and on the last slide of this presentation.
(2) Dollar amounts in thousands, except per share information. Comtech's fiscal year end is July 31.
(3) Totals may not foot due to rounding.

33

Reconciliation of CMTL GAAP to Non-GAAP Financial Measures


911

Earnings (Loss) per Diluted Share	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021
GAAP earnings (loss) per diluted share	$ 0.26	$ 0.14	$ (0.16)	$ 0.04	$ 0.28	$ (3.39)	$ 0.17	$ 0.03	$ 0.28	$ (2.86)
Acquisition plan expenses	0.07	0.19	0.16	0.16	0.53	3.49	0.11	0.18	(0.12)	3.60
Restructuring costs	-	-	-	-	-	-	0.02	0.02	0.04	0.08
COVID-19 related costs	-	-	-	-	-	-	0.01	0.01	0.01	0.03
Strategic emerging technology costs	-	-	-	-	-	-	-	0.01	-	0.01
Interest expense ("ticking fee")	-	-	-	-	-	0.04	-	-	(0.01)	0.04
Estimated contract settlement costs	0.01	(0.01)	0.01	-	0.01	-	-	-	-	-
Net discrete tax (benefit) expense	(0.02)	-	0.03	-	(0.05)	0.01	(0.03)	0.01	0.03	(0.06)
Non-GAAP earnings per diluted share	$ 0.32	$ 0.32	$ 0.05	$ 0.21	$ 0.77	$ 0.15	$ 0.27	$ 0.26	$ 0.23	$ 0.86



Notes
(1) See statement regarding the use of Non-GAAP financial measures in the front of this presentation.
(2) Dollar amounts in thousands, except per share information. Comtech's fiscal year end is July 31.
(3) Totals may not foot due to rounding.
(4) Non-GAAP net income and EPS reflect non-GAAP provisions for income taxes based on full year results, as adjusted for the non-GAAP reconciling items included in the tables above. The Company evaluates its non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. The Company's non-GAAP effective income tax rate can differ materially from its GAAP effective income tax effective rate.

34

About Comtech

Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communication technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com.

Forward-Looking Statements

Certain information above contains statements that are forward-looking in nature and involve certain significant risks and uncertainties, including about our business trajectory, future revenue and sales, acquisition strategy, management and governance changes, and growth. Actual results could differ materially from such forward-looking information. Risks and uncertainties that could impact these forward-looking statements include: the possibility that the expected synergies and benefits from recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with the Company successfully; the possibility of disruption from recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and the Company's other filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Additional Information and Where to Find It

Comtech has filed with the Securities and Exchange Commission (“SEC”) and mailed to the Company’s stockholders a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents in connection with the Company’s Fiscal 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2021 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2021 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s stockholders may obtain a free copy of documents filed with the SEC at the SEC’s website at https://www.sec.gov or the Company’s website at www.comtechcreates.com.

Participants in the Solicitation

The Company, its directors, and certain of its executive officers are, and certain other members of management and employees of the Company may be deemed, “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2021 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, in the Company of the persons who are or may be, under the rules of the SEC, considered participants in the solicitation of the stockholders of the Company in connection with the Company’s 2021 Annual Meeting are set forth in the Company’s definitive proxy statement filed in connection with the Company’s 2021 Annual Meeting and other relevant documents filed with the SEC. You can also find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, the Company’s and such persons’ other filings with the SEC.